Exhibit 99.1

T-Mobile and Sprint Win in Court; Companies Moving to Finalize Merger to Create New Supercharged Un-carrier

With ruling from Federal District Court in New York, Companies Focused on Next, Final Steps

in Merger to Become the New T-Mobile

Bellevue, Washington and Overland Park, Kansas – February 11, 2020 – T-Mobile US, Inc. (NASDAQ: TMUS) and Sprint (NYSE: S) today announced that after receiving a favorable decision in Federal Court in New York the companies are now taking final steps to complete their merger to create the New T-Mobile. In a decision issued a short time ago, the Court stated that, “T-Mobile has redefined itself over the past decade as a maverick that has spurred the two largest players in its industry to make numerous pro-consumer changes. The proposed merger would allow the merged company to continue T-Mobile’s undeniably successful business strategy for the foreseeable future.”

“Today was a huge victory for this merger … and now we are FINALLY able to focus on the last steps to get this merger done! We want to thank the Court for its thorough review of the facts we presented in our case. We’ve said it all along: the New T-Mobile will be a supercharged Un-carrier that is great for consumers and great for competition. The broad and deep 5G network that only our combined companies will be able to bring to life is going to change wireless … and beyond. Look out Dumb and Dumber and Big Cable – we are coming for you … and you haven’t seen anything yet!” said John Legere, Chief Executive Officer of T-Mobile.

“This is a BIG win and a BIG day for the New T-Mobile! Now we can get to work finishing what we set out to do — bringing a new standard for value, speed, coverage, quality and customer service to U.S. consumers everywhere and TRULY changing wireless for good. Now we’re laser-focused on finishing the few open items that remain but our eye is on the prize: finally bringing this long-awaited merger and all the goodness it will deliver to a close as early as April 1, 2020. We are SO ready to bring the New T-Mobile to life!” said Mike Sievert, COO and President of T-Mobile. Sievert has been appointed by the T-Mobile US Board of Directors to become CEO of the company starting on May 1, 2020.

“Judge Marrero’s decision validates our view that this merger is in the best interests of the U.S. economy and American consumers,” said Sprint Executive Chairman Marcelo Claure. “Today brings us a big step closer to creating a combined company that will provide nationwide 5G, lower costs, and a high-performing network that will invigorate competition to the benefit of all mobile wireless and in-home broadband consumers. With the support of federal regulators and now this Court, we will focus on quickly completing the few remaining necessary steps to close this transaction. I am proud of my Sprint team’s dedication, passion and resilience throughout the merger review process, and we are ready to make the vision of a New T-Mobile a reality.”

The T-Mobile and Sprint combination remains subject to certain closing conditions, including possible additional court proceedings, and satisfactory resolution of outstanding business issues among the parties. Additional information can be found at www.NewTMobile.com.

Benefits of the New T-Mobile include:

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America’s first transformational nationwide 5G network and services that will supercharge innovation throughout the U.S. economy, connect people throughout the country and help bridge the Digital Divide. With speeds up to 5x faster than current LTE in just a few years and reaching as much as 15x faster by 2024, New T-Mobile’s 5G network will change the way consumers think about and use the Internet.

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Expanding access and bridging the Digital Divide with #5GForAll. The New T-Mobile will challenge a system that is not working for America’s consumers, driving competition and innovation that benefits everyone, everywhere. New T-Mobile’s plans to deploy a higher quality and more robust network for rural America and to prioritize more vulnerable urban populations will ensure that all Americans have a meaningful chance to thrive in the 5G economy.

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Better service and lower prices for ALL Americans. New T-Mobile is committed to delivering the same or better rate plans at the same or better prices for three years - and that includes 5G. With 14X more total capacity in 2024 than standalone T-Mobile has today, the New T-Mobile’s 5G network will bring down the cost of delivering a gigabyte of data, providing enormous economic incentives for the New T-Mobile to lower prices. New T-Mobile will vigorously compete for consumers at all price points and all customers, including prepaid and Lifeline, will have access to the same amazing 5G network and services.

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Alternative to in-home broadband. The New T-Mobile Home Internet will bring the Un-carrier beyond wireless to provide much needed competition to Big Cable. New T-Mobile’s wireless in-home broadband service will overcome the obstacles to extending traditional wireline access by blanketing high-capacity coverage over previously difficult to serve areas. It will deliver 100+ Mbps speeds for wireless broadband to 90% of the population and in-home service to over half the country’s households by 2024.

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Job creation nationwide. New T-Mobile will be a job creator from Day One. In year one, New T-Mobile will have more than 3,500 additional full-time U.S. employees than the standalone companies would have had, and 11,000 more people by 2024. Additionally, plans to build more than 600 new retail locations and five new customer experience centers will create approximately 12,000 more jobs - many in small towns.

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About T-Mobile

As America’s Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. Our advanced nationwide 4G LTE network delivers outstanding wireless experiences to 86.0 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information, please visit http://www.t-mobile.com.

About Sprint

Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.2 million connections as of December 31, 2019 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability, and speed across its nationwide network and commitment to launching a 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

Important Additional Information

In connection with the proposed transaction, T-Mobile US, Inc. (“T-Mobile”) has filed a registration statement on Form S-4 (File No. 333-226435), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 29, 2018, and which contains a joint consent solicitation statement of T-Mobile and Sprint Corporation (“Sprint”), that also constitutes a prospectus of T-Mobile (the “joint consent solicitation statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The documents filed by T-Mobile may be obtained free of charge at T-Mobile’s website, at www.t-mobile.com, or at the SEC’s website, at www.sec.gov, or from T-Mobile by requesting them by mail at T-Mobile US, Inc., Investor Relations, 1 Park Avenue, 14th Floor, New York, NY 10016, or by telephone at 212-358-3210. The documents filed by Sprint may be obtained free of charge at Sprint’s website, at www.sprint.com, or at the SEC’s website, at www.sec.gov, or from Sprint by requesting them by mail at Sprint Corporation, Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B679, Overland Park, Kansas 66251, or by telephone at 913-794-1091.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements concerning T-Mobile, Sprint and the proposed transaction between T-Mobile and Sprint. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction, including anticipated future financial and operating results, synergies, accretion and growth rates, T-Mobile’s, Sprint’s and the combined company’s plans, objectives, expectations and intentions, and the expected timing of completion of the proposed transaction. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the failure to obtain, or delays in obtaining, required regulatory approvals, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction, or the failure to satisfy any of the other conditions to the proposed transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the business combination agreement; adverse effects on the market price of T-Mobile’s or Sprint’s common stock and on T-Mobile’s or Sprint’s operating results because of a failure to complete the proposed transaction in the anticipated timeframe or at all; inability to obtain the financing contemplated to be obtained in connection with the proposed transaction on the expected terms or timing or at all; the ability of T-Mobile, Sprint and the combined company to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of T-Mobile’s or Sprint’s debt securities or adverse conditions in the credit markets; negative effects of the announcement, pendency or consummation of the transaction on the market price of T-Mobile’s or Sprint’s common stock and on T-Mobile’s or Sprint’s operating results, including as a result of changes in key customer, supplier, employee or other business relationships; significant transaction costs, including financing costs, and unknown liabilities; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; costs or difficulties related to the integration of Sprint’s network and operations into T-Mobile; the risk of litigation or regulatory actions, including the antitrust litigation brought by the attorneys general of certain states and the District of Columbia; the inability of T-Mobile, Sprint or the combined company to retain and hire key personnel; the risk that certain contractual restrictions contained in the business combination agreement during the pendency of the proposed transaction could adversely affect T-Mobile’s or Sprint’s ability to pursue business opportunities or strategic transactions; effects of changes in the regulatory environment in which T-Mobile and Sprint operate; changes in global, political, economic, business, competitive and market conditions; changes in tax and other laws and regulations; and other risks and uncertainties detailed in the Form S-4, as well as in T-Mobile’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.t-mobile.com, and in Sprint’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “MD&A — Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.sprint.com. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. T-Mobile and Sprint assume no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.